Exhibit 99.1

                      GAMCO Reports First Quarter Earnings


    RYE, N.Y.--(BUSINESS WIRE)--May 10, 2007--GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) reported first quarter 2007 earnings of $0.67 per fully diluted share, up 6.3% from the restated $0.63 per fully diluted share in 2006 ($0.65 per fully diluted share as initially reported). Net income for the first quarter of 2007 was $19.2 million compared to $18.7 million in 2006 and $19.3 million as initially reported.

    Assets Under Management

    Assets Under Management (AUM) were a record $29.4 billion as of March 31, 2007, 4.5% higher than December 31, 2006 AUM of $28.1 billion and 6.2% greater than March 31, 2006 AUM of $27.6 billion. Equity assets under management were a record $28.7 billion on March 31, 2007, 5.2% more than December 31, 2006 equity assets of $27.3 billion and 7.2% above the $26.8 billion on March 31, 2006.

    -- Our closed-end equity funds reached a record AUM of $6.2 billion on March 31, 2007, up 6.6% from $5.8 billion on December 31, 2006 and 17.1% higher than the $5.3 billion on March 31, 2006.

    -- Our open-end equity fund AUM were $8.9 billion on March 31, 2007, a 5.6% gain from $8.4 billion on December 31, 2006 and 8.3% from $8.2 billion at March 31, 2006.

    -- Our institutional and high net worth business had $13.2 billion in separately managed equity accounts under management on March 31, 2007, an increase of $0.6 billion compared to $12.6 billion on both December 31, 2006 and March 31, 2006.

    -- Our Investment Partnerships AUM were $477 million on March 31, 2007 versus $491 million on December 31, 2006 and $681 million on March 31, 2006.

    -- We receive incentive and fulcrum fees for our investment partnership assets, certain institutional client assets as well as preferred issues for our closed-end funds and on our new closed-end fund launched in January 2007, the Gabelli Global Deal Fund. As of March 31, 2007, incentive and fulcrum fee assets were $3.5 billion, an increase of 9.0% versus the $3.2 billion on both December 31, 2006 and March 31, 2006.

    -- Fixed income AUM, primarily money market mutual funds, totaled $640 million on March 31, 2007 compared to AUM of $794 million on December 31, 2006 and AUM of $866 million on March 31, 2006.

    We have been notified by a client that it is selling a portion of its mutual fund business to an investment firm and that the buyer plans to replace all sub-advisors. This will reduce our March 31, 2007 AUM by $551 million. We continue to manage an additional $1.7 billion for this client. Our performance has been solid.

    Financial Results

    In the first quarter of 2006, the provisions of FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5") required the consolidation of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN 46R and EITF 04-5 only required us to consolidate these entities on our consolidated condensed statement of income for the first quarter 2006. Accordingly, to provide a better understanding of our core results and trends, GAMCO has provided the 2006 results before adjusting for FIN 46R and EITF 04-5. These results are not presented in accordance with generally accepted accounting principles ("GAAP") in the United States. A reconciliation of these non-GAAP financial measures to results presented in accordance with GAAP is presented in Table IV.

    First Quarter Revenues

    Investment advisory fees for the first quarter 2007 were $56.6 million, an increase of $5.2 million or 10.1% compared to the revenues in 2006 before adjusting for FIN 46R and EITF 04-5:

    -- Our closed-end funds revenues surged 15.2% to $11.8 million in the first quarter 2007 from $10.3 million in 2006 primarily due to increased average AUM.

    -- Open-end mutual funds revenues grew 6.3% to $21.4 million from $20.1 million in first quarter 2006 primarily due to higher average AUM.

    -- Institutional and high net worth separate accounts revenues increased 11.5% to $21.6 million from $19.4 million in first quarter 2006 primarily due to higher performance related fees.

    -- Investment Partnership revenues of $1.7 million were $0.1 million or 9.3% ahead of revenues in 2006 before adjusting for FIN 46R and EITF 04-5. This improvement was primarily due to increased incentive fees, which were partially offset by lower management fees resulting from a decrease in AUM.

    Commission revenues from our institutional research affiliate, Gabelli & Company, Inc., were $4.0 million in the first quarter 2007, up 13.2% from the prior year. The increase was primarily due to an increase in average revenue earned per share traded.

    Mutual fund distribution fees and other income were $6.0 million for the first quarter 2007, an increase of $0.7 million, or 13.0%, from $5.3 million in first quarter 2006.

    Operating Margin

    The operating margin before management fee was 38.3% for the first quarter 2007 from an operating margin before adjusting for FIN 46R and EITF 04-5 of 37.4% in the prior year period. However, in the first quarter 2007, operating expenses included $1.6 million of one-time expenses relating to the launch of The Gabelli Global Deal Fund which reduced our reported operating margin to 35.9%.

    Other Income / Expense

    Total other income, net of interest expense, which represents our investment income in our proprietary investments, was $10.2 million for the first quarter 2007 compared to $11.1 million in 2006 before adjusting for FIN 46R and EITF 04-5.

    The management fee for the three months ended March 31, 2007 was unchanged.

    The effective tax rate for the three months ended March 31, 2007 was 36.5% compared to the prior year period's effective rate of 37.5%, primarily due to reduced state and local taxes.

    Performance Highlights - Our Thirtieth Year

    -- We continued to deliver good investment performance in the first quarter of 2007:

    -- Our GAMCO institutional and high net worth separate account clients have averaged an 18.9% gross CAGR and 18.0% on a net basis since the inception of GAMCO in 1977. For the quarter ended March 31, 2007, the GAMCO Value Composite returned a 5.06% gross return and 4.96% on a net basis to our clients.

    -- In our open end funds:

       -- The Gabelli Asset Fund was up 4.0% in the first quarter and completed its twenty-first year with a CAGR of 14.3%. For the one, three, five and ten year periods ended March 31, 2007, the average annual returns for the Asset fund were 18.1%, 14.4%, 10.7%, and 13.0%, respectively. The current expense ratio is 1.36%.

       -- Our Gabelli ABC Fund (Class AAA), which focuses on an absolute rate of return, continued its record of producing positive performance and is one of only three equity-oriented funds out of 1,402 funds according to Lipper that has had positive performance every year for the past 13 years. This fund was up 2.1% for the three months ended March 31, 2007 and 9.5%, 6.8%, 5.2% and 7.3% for the one, three, five and ten year periods ended March 31, 2007, respectively. The current expense ratio is 0.64%. The returns have been enhanced by fee reductions initiated by the adviser from April 1, 2002 through April 30, 2007.

       -- Gabelli Equity Income Fund (Class AAA) ended the quarter at $996 million and Class AAA shares earned a return of 1.9% for its shareholders through March 31, 2007, and average annual returns of 15.1%, 12.4%, 10.6% and 11.5% for the one, three, five and ten year periods ended March 31, 2007, respectively. The current expense ratio is 1.46%.

       -- GAMCO Global Telecommunications Fund (Class AAA) generated a total return of 4.7% for the three months ended March 31, 2007 and average annual returns of 28.2%, 17.7%, 14.6% and 12.7% for the three, five, and ten year periods ended March 31, 2007, respectively. The current expense ratio is 1.56%.

    Past performance is no guarantee of future results. Other share classes are available and have different performance characteristics. The average annual returns and total returns are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses. Investment returns and principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original costs. Current performance may be lower or higher than the performance presented. Performance information as of the most recent month-end is available at www.gabelli.com. Investors should carefully consider the investment objectives, risks, charges and expenses of a fund before investing. The prospectus for a fund contains information about this and other matters and should be read carefully before investing. Call 800-GABELLI to obtain a prospectus. Equity funds involve the risk that the underlying investments may lose value. Accordingly, it is possible to lose money by investing in these funds. Funds investing in a single sector such as utilities may be subject to more volatility than funds that invest more broadly. The utilities industries can be affected by government regulation, financing difficulties, supply or demand of services or fuel and natural resources conservation.

    -- Our eight Closed End Funds reached a record total AUM of $6.2 billion at March 31, 2007, a 6.6% increase compared to December 31, 2006 AUM of $5.8 billion and a 17.1% increase over March 31, 2006 AUM of $5.3 billion. This includes the introduction of The Gabelli Global Deal Fund in January 2007 discussed below. For the three months ended March 31, 2007, selected Closed End Funds performed as follows:


        -- Gabelli Equity Trust returned 3.5% for the three months ended March
           31, 2007 and average annual returns of 22.1%, 17.6%, 12.8% and 12.4%
           for the one, three, five and ten year periods ended March 31, 2007, respectively. Total Net Assets(a) for the fund were $2.0 billion as of March 31, 2007. The Board of Directors of The Gabelli Equity Trust Inc. declared a $0.20 per share cash distribution payable on March 26, 2007 to common stock shareholders of record on March 16, 2007, pursuant to the Gabelli Equity Trust's 10% Distribution Policy.

        -- Gabelli Dividend & Income Trust generated a return of 2.9% for the three months ended March 31, 2007 and average annual returns of 18.5%, 14.7%, and 13.9% for the one, three year and since inception periods ended March 31, 2007. Total Net Assets(a) for the fund were approximately $2.5 billion as of March 31, 2007.

        -- Gabelli Utility Trust produced a return of 5.2% for the three months ended March 31, 2007 and average annual returns of 29.8%, 17.9%, 12.8%, and 11.7% for the one, three, five year and since inception (7/9/99) periods ended March 31, 2007, respectively. Total Net Assets(a) for the fund were approximately $305.6 million as of March 31, 2007.

        -- Gabelli Global Multimedia Trust was up 6.2% for its shareholders for the three months ended March 31, 2007 and generated average annual returns of 28.8%, 14.7%, 9.8% and 13.3% for the one, three, five and ten year periods ended March 31, 2007, respectively.

(a) Total Net Assets are for the entire fund. For the open-end funds, the performance provided is for the respective funds' class AAA shares. Performance information on other fund share classes, which have different performance characteristics, is available on our website at www.gabelli.com.

    Business Highlights

    -- We launched The Gabelli Global Deal Fund (NYSE: GDL), a new closed-end fund which invests primarily in announced merger and acquisition transactions. The fulcrum fee based fund raised gross proceeds of $425 million. This brings our closed-end fund incentive based AUM to approximately $1.5 billion.

    -- In February 2007, GAMCO retired $82.3 million outstanding in 5.22% Senior Notes. This debt was originally issued in connection with GAMCO's sale of mandatory convertible securities in February 2002 and was remarketed in November 2004. The payment of the notes was funded from the Company's cash and investments.

    -- We previously reported the proposed spin-off of a newly-formed closed-end investment company, the Gabelli Healthcare & WellnessRx Trust ("Healthcare & WellnessRx Trust"). In April 2007, the Securities and Exchange Commission declared the proxy statement and prospectus effective.

    -- Gabelli & Company, Inc, our institutional equity research firm, held two symposiums during first quarter 2007:

        -- In February 2007, the 17th Annual Pump, Valve & Motor Symposium was held at the Helmsley Hotel in New York City. The two-day research conference included interactive presentations from several leading manufacturers and suppliers of engineered pumps and valves, industrial instruments & precision motors.

        -- In March 2007, the 2nd Annual Water Infrastructure Conference was held at the Intercontinental Hotel in New York. This investment research meeting included presentations from several leading companies that participate in the water infrastructure, equipment, and utility markets.

    -- Eugene R. McGrath, former Chairman and Chief Executive Officer of Consolidated Edison, Inc., joined our Board of Directors. Mr. McGrath has been associated with Con Edison since 1963. He served as Chairman, President and Chief Executive Officer from October 1997 until September 2005 and Chairman until February 2006. He has served as Chairman and Chief Executive Officer of Con Edison's subsidiary, Consolidated Edison Company of New York, Inc., since September 1990. Mr. McGrath is a Director of Consolidated Edison, Inc., AEGIS Insurance Services, Atlantic Mutual Insurance Services, Schering-Plough, Manhattan College, The Economic Club of New York, The Wildlife Conservation Society and is on the Advisory Board of Braemar Energy Ventures.

    Financial Highlights

    Statement of Financial Condition - Liquidity and Flexibility

    We ended the quarter with approximately $664.1 million in cash and investments in securities, which is net of $7.1 million of cash and investments held by our consolidated investment partnerships. This included approximately $126.1 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund, Westwood Holdings Group, various Gabelli and GAMCO open-end mutual funds as well as other investments classified as available for sale securities. Our debt consisted of $100 million of 5.5% senior notes due May 2013 and a $50.0 million 6% convertible note due August 2011. We had cash and investments in securities, net of debt and minority interest, of $18.02 per share on March 31, 2007 compared with $17.13 per share on December 31, 2006 and $15.48 per share on March 31, 2006.

    Stockholders' equity was $464.7 million or $16.49 per share on March 31, 2007 compared to $448.7 million or $15.89 per share on December 31, 2006 and $410.4 million or $14.26 per share on March 31, 2006.

    Shareholder Compensation

    Dividends

    On May 8, 2007, our Board of Directors declared a quarterly dividend of $0.03 per share to be paid on June 28, 2007 to shareholders of record on June 15, 2007.

    Stock Buyback

    Shares outstanding on March 31, 2007 were 28.2 million, level with December 31, 2006 and approximately 1.9% lower than the 28.8 million shares outstanding on March 31, 2006. Fully diluted shares outstanding for the first quarter of 2007 were 29.2 million, unchanged from the fourth quarter 2006 fully diluted shares outstanding and 3.3% below our fully diluted shares of 30.2 million for the first quarter 2006.

    Through March 31, 2007, we have repurchased 4,728,258 class A common shares at an average investment of $39.46 per share since our buyback program was initiated in March 1999. In the first quarter of 2007, we repurchased 58,600 shares at an average investment of $40.32 per share. The total amount of shares currently available for repurchase under the program is approximately 989,000 shares at March 31, 2007.

    NOTES ON NON-GAAP FINANCIAL MEASURES

A. Cash and investments as adjusted have been computed as follows: (in millions)



                                          3/31/06  12/31/06   3/31/07
                                         --------- --------- ---------
Cash and cash equivalents                  $126.8    $138.1    $103.9
Investments (marketable securities)         408.9     479.2     458.8
                                         --------- --------- ---------
Total cash and investments (marketable
 securities)                                535.7     617.3     562.7
Net amounts receivable/(payable) from/to
 brokers                                     74.3      17.3     (17.6)
                                         --------- --------- ---------
Adjusted cash and investments
 (marketable securities)                    610.0     634.6     545.1
Investments (available for sale)             87.6     102.0     126.1
                                         --------- --------- ---------
Total adjusted cash and investments        $697.6    $736.6    $671.2
                                         ========= ========= =========

   We believe adjusted cash and investments is a more useful measure of the company's liquidity for analytical purposes.

   Net amounts receivable/(payable) from/to brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee expense to operating income is provided in Table IV.

C. Beginning January 1, 2006, the provisions of FASB Interpretation No. 46R ("FIN 46R") and Emerging Issue Task Force 04-5 ("EITF 04-5") require consolidation of the majority of our investment partnerships and offshore funds managed by our subsidiaries into our consolidated financial statements. However, since we amended the agreements of certain investment partnerships and an offshore fund on March 31, 2006, FIN46R and EITF 04-5 only required us to consolidate these entities on our consolidated condensed statement of income for the first quarter 2006. We were not required to consolidate these entities on our consolidated condensed statement of financial condition at March 31, 2006. In addition, these partnerships and offshore funds, for which the agreements were amended, are not required to be consolidated within our consolidated condensed statement of income or on our consolidated condensed statement of financial condition in future periods. For the three months ended March 31, 2006, the consolidation of these entities had no impact on net income but does affect the classification of income between operating and other income. As a result, we have also provided our results before adjusting for FIN 46R and EITF 04-5.

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

    The company reported Assets Under Management as follows:


Table I:                           Assets Under Management (millions)
                                   -----------------------------------

                                          March 31
                                   -----------------------      %
                                      2006        2007     Inc. (Dec.)
                                   ----------- ----------- -----------
Mutual Funds:
   Equities
      Open-end                         $8,176      $8,858         8.3%
      Closed-end                        5,284       6,188        17.1
   Fixed Income                           807         591       (26.8)
                                   ----------- -----------
Total Mutual Funds                     14,267      15,637         9.6
                                   ----------- -----------
Institutional & Separate Accounts:
   Equities: direct                     9,853      10,587         7.4
         " sub-advisory                 2,786       2,608        (6.4)
   Fixed Income                            59          49       (16.9)
                                   ----------- -----------
Total Institutional & Separate
 Accounts                              12,698      13,244         4.3
                                   ----------- -----------
Investment Partnerships                   681         477       (30.0)
                                   ----------- -----------
Total Assets Under Management         $27,646     $29,358         6.2
                                   =========== ===========

   Equities                            26,780      28,718         7.2
   Fixed Income                           866         640       (26.1)
                                   ----------- -----------
Total Assets Under Management         $27,646     $29,358         6.2
                                   =========== ===========

Table II:

                               Assets Under Management (millions)
                          --------------------------------------------

                            3/06       6/06       9/06       12/06
                          ---------- ---------- ---------- -----------
Mutual Funds
   Open-end               $   8,176  $   7,796  $   7,854  $   8,389
   Closed-end                 5,284      5,258      5,327      5,806
   Fixed income                 807        863        683        744
                          ---------- ---------- ---------- -----------
Total Mutual Funds           14,267     13,917     13,864     14,939
                          ---------- ---------- ---------- -----------
Institutional & Separate
 Accounts:
   Equities: direct           9,853      9,520      9,470     10,282
   " sub-advisory             2,786      2,750      2,725      2,340
   Fixed Income                  59         55         54         50
                          ---------- ---------- ---------- -----------
Total Institutional &
 Separate Accounts           12,698     12,325     12,249     12,672
                          ---------- ---------- ---------- -----------
Investment Partnerships         681        536        488        491
                          ---------- ---------- ---------- -----------
Total Assets Under
 Management               $  27,646  $  26,778  $  26,601  $  28,102
                          ========== ========== ========== ===========

                                    Assets Under Management (millions)
                                    ----------------------------------
                                                 % Increase/(decrease)
                                        3/07       12/06      3/06
                                      ---------- ---------- ----------
Mutual Funds
   Open-end                           $   8,858        5.6%       8.3%
   Closed-end                             6,188        6.6       17.1
   Fixed income                             591      (20.6)     (26.8)
                                      ----------
Total Mutual Funds                       15,637        4.7        9.6
                                      ----------
Institutional & Separate Accounts:
   Equities: direct                      10,587        3.0        7.4
   " sub-advisory                         2,608       11.5       (6.4)
   Fixed Income                              49       (2.0)     (16.9)
                                      ----------
Total Institutional & Separate
 Accounts                                13,244        4.5        4.3
                                      ----------
Investment Partnerships                     477       (2.9)     (30.0)
                                      ----------
Total Assets Under Management         $  29,358        4.5        6.2
                                      ==========

Table III:                Fund Flows - 1st Quarter 2007 (millions)
                      ------------------------------------------------

                                                  Market
                      December 31,    Net     Appreciation / March 31,
                          2006     Cash Flows (Depreciation)   2007
                      ------------ ---------- -------------- ---------
Mutual Funds:
   Equities               $14,195       $513           $338   $15,046
   Fixed Income               744       (170)            17       591
                      ------------ ---------- -------------- ---------
Total Mutual Funds         14,939        343            355    15,637
                      ------------ ---------- -------------- ---------
Institutional &
 Separate Accounts
    Equities: direct       10,282       (152)           457    10,587
      " sub-advisory        2,340        151            117     2,608
    Fixed Income               50         (2)             1        49
                      ------------ ---------- -------------- ---------
Total Institutional &
 Separate Accounts         12,672         (3)           575    13,244
                      ------------ ---------- -------------- ---------

Investment
 Partnerships                 491        (26)            12       477
                      ------------ ---------- -------------- ---------
Total Assets Under
 Management               $28,102       $314           $942   $29,358
                      ============ ========== ============== =========

Table IV
                        GAMCO INVESTORS, INC.
        UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (dollars in thousands, except per share data)


                                  For the Three Months Ended March 31,
                                  ------------------------------------

                                           Adjust-
                                  2006 (a) ments(b) 2006 (c) 2007 (d)
                                  -------- -------- -------- ---------

Revenues                          $60,247   ($ 963) $59,284  $66,606
Expenses                           37,694      189   37,883   42,694
                                  -------- -------- -------- ---------

Operating income before
 management fee                    22,553   (1,152)  21,401   23,912

Investment income                  14,401   15,097   29,498   13,572
Interest expense                   (3,284)    (591)  (3,875)  (3,380)
                                  -------- -------- -------- ---------
Other income (expense), net        11,117   14,506   25,623   10,192
                                  -------- -------- -------- ---------

Income before management fee,
 income taxes and minority
 interest                          33,670   13,354   47,024   34,104
   Management fee                   3,367        -    3,367    3,401
                                  -------- -------- -------- ---------
Income before income taxes and
 minority interest                 30,303   13,354   43,657   30,703
   Income taxes                    11,363    5,008   16,371   11,207
   Minority interest                  240    8,346    8,586      332
                                  -------- -------- -------- ---------
Net income                        $18,700  $     -  $18,700  $19,164
                                  ======== ======== ======== =========

Net income per share:
Basic                             $  0.64  $     -  $  0.64  $  0.68
                                   ======== ======== ======== =========

Diluted                           $  0.63  $     -  $  0.63  $  0.67
                                  ======== ======== ======== =========

Weighted average shares
 outstanding:
Basic                              29,180            29,180   28,228
                                  ========          ======== =========

 Diluted                           30,185            30,185   29,196
                                  ========          ======== =========
Reconciliation of Non-GAAP
 Financial Measures to GAAP:
Operating income before
 management fee                   $22,553           $21,401  $23,912
Deduct: management fee              3,367             3,367    3,401
                                  --------          -------- ---------
Operating income                  $19,186           $18,034  $20,511
                                  --------          -------- ---------
Operating margin before
 management fee                      37.4%             36.1%    35.9%
                                  --------          -------- ---------
Operating margin after management
 fee                                 31.8%             30.4%    30.8%
                                  --------          -------- ---------

                                  For the Three Months Ended March 31,
                                  ------------------------------------


                                    2007(d) - 2007(d) - 2006(c) % 2006(a) %
                                    ---------- ------ ---------- -----

Revenues                             $  7,322   12.4%    $6,360  10.6%
Expenses                                4,811   12.7      5,000  13.3
                                    ----------        ----------

Operating income before management
 fee                                    2,511   11.7      1,360   6.0

Investment income                     (15,926) (54.0)      (829) (5.8)
Interest expense                          495  (12.8)       (97) (3.0)
                                    ----------        ----------
Other income (expense), net           (15,431) (60.2)      (926) (8.3)
                                    ----------        ----------

Income before management fee,
 income taxes and minority
 interest                             (12,920) (27.5)       434   1.3
   Management fee                          34                34
                                    ----------        ----------
Income before income taxes and
 minority interest                    (12,954)              400
   Income taxes                        (5,164)             (156)
   Minority interest                   (8,254)               92
                                    ----------        ----------
Net income                           $    464    2.5     $  464   2.5
                                    ==========        ==========

Net income per share:
Basic                                $   0.04    6.3     $ 0.04   6.3
                                    ==========        ==========

Diluted                              $   0.04    6.3     $ 0.04   6.3
                                    ==========        ==========

Weighted average shares
 outstanding:
Basic                                    (952)  (3.3)      (952) (3.3)
                                    ==========        ==========

 Diluted                                 (989)  (3.3)      (989) (3.3)
                                    ==========        ==========
Reconciliation of Non-GAAP
 Financial Measures to GAAP:
Operating income before management
 fee
Deduct: management fee
Operating income
Operating margin before management
 fee
Operating margin after management
 fee


    (a) Final results before adjustments relating to FIN 46R and EITF 04-5 - not GAAP.

    (b) Adjustments relating to FIN 46R and EITF 04-5.

    (c) GAAP basis.

    (d) GAAP basis.


Table V
                              GAMCO INVESTORS, INC.
   UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME (dollars in thousands, except per share data)

                                    2006                       2007
                --------------------------------------------- --------
                  1st      2nd      3rd      4th                1st
                Quarter  Quarter  Quarter  Quarter    Total   Quarter
                -------- -------- -------- -------- --------- --------
Income
 Statement
 Data:

Revenues        $59,284  $61,659  $57,994  $82,526  $261,463  $66,606

Expenses         37,883   50,963   36,748   50,937   176,531   42,694
                -------- -------- -------- -------- --------- --------

Operating
 income before
 management fee  21,401   10,696   21,246   31,589    84,932   23,912


Investment
 income          29,498   10,355   12,328   18,938    71,119   13,572
Interest
 expense         (3,875)  (3,394)  (3,368)  (3,589)  (14,226)  (3,380)
                -------- -------- -------- -------- --------- --------
Other income
 (expense), net  25,623    6,961    8,960   15,349    56,893   10,192
                -------- -------- -------- -------- --------- --------

Income before
 management
 fee, income
 taxes and
 minority
 interest        47,024   17,657   30,206   46,938   141,825   34,104

Management fee    3,367    1,760    3,026    4,618    12,771    3,401
                -------- -------- -------- -------- --------- --------

Income before
 income taxes
 and minority
 interest        43,657   15,897   27,180   42,320   129,054   30,703

Income taxes     16,371    7,163   10,192   15,552    49,278   11,207
Minority
 interest         8,586       93      104    1,475    10,258      332
                -------- -------- -------- -------- --------- --------

Net income      $18,700   $8,641  $16,884  $25,293   $69,518  $19,164
                ======== ======== ======== ======== ========= ========

Net income per
 share:
    Basic         $0.64    $0.30    $0.60    $0.90     $2.44    $0.68
                ======== ======== ======== ======== ========= ========

    Diluted       $0.63    $0.30    $0.59    $0.88     $2.40    $0.67
                ======== ======== ======== ======== ========= ========

Weighted
 average shares
 outstanding:
    Basic        29,180   28,507   28,254   28,240    28,542   28,228
                ======== ======== ======== ======== ========= ========

    Diluted      30,185   29,496   29,235   29,208    29,525   29,196
                ======== ======== ======== ======== ========= ========

Reconciliation
 of Non-GAAP
Financial
 measures to
 GAAP:
Operating
 income before
 management fee $21,401  $10,696  $21,246  $31,589   $84,932  $23,912
Deduct:
 management fee   3,367    1,760    3,026    4,618    12,771    3,401
                -------- -------- -------- -------- --------- --------
Operating
 income         $18,034   $8,936  $18,220  $26,971   $72,161  $20,511
                -------- -------- -------- -------- --------- --------
Operating
 margin before
 management fee    36.1%    17.3%    36.6%    38.3%     32.5%    35.9%
                -------- -------- -------- -------- --------- --------
Operating
 margin after
 management fee    30.4%    14.5%    31.4%    32.7%     27.6%    30.8%
                -------- -------- -------- -------- --------- --------

Table VI
                        GAMCO INVESTORS, INC.
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
            (dollars in thousands, except per share data)


                                December 31,  March 31,    March 31,
                                   2006         2006         2007
                                ------------ ------------ ------------
ASSETS                                       (unaudited)  (unaudited)

Cash and cash equivalents          $138,113     $126,842     $103,882
Investments                         589,495      501,281      600,873
Receivables                          96,942      102,331       50,935
Other assets                         12,681       12,817       12,329
                                ------------ ------------ ------------

     Total assets                  $837,231     $743,271     $768,019
                                ============ ============ ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Compensation payable                $35,098      $34,296      $43,414
Income taxes payable                 12,075       14,539        4,267
Accrued expenses and other
 liabilities                         88,423       31,772       92,364
                                ------------ ------------ ------------
     Total operating
      liabilities                   135,596       80,607      140,045
5.5% Senior notes (due May 15,
 2013)                              100,000      100,000      100,000
6% Convertible note, $50
 million outstanding (due
 August 14, 2011)(a)                 49,504       50,000       49,537
5.22% Senior notes (due
 February 17, 2007)                  82,308       82,308            -
                                ------------ ------------ ------------
     Total debt                     231,812      232,308      149,537
     Total liabilities              367,408      312,915      289,582

Minority interest                    21,082       19,997       13,784

Stockholders' equity                448,741      410,359      464,653
                                ------------ ------------ ------------

Total liabilities and
 stockholders' equity              $837,231     $743,271     $768,019
                                ============ ============ ============


(a) At March 31, 2007 and December 31, 2006, the conversion price was $53 per share. At March 31, 2006, the convertible note was 5% with a conversion price of $52 per share.

    CONTACT: GAMCO Investors, Inc.
             Douglas R. Jamieson, 914-921-5020
             President & Chief Operating Officer
             or
             John C. Ferrara, 914-921-5147
             Interim Chief Financial Officer